Exhibit 5.1

601 Lexington Avenue New York, New York 10022 (212) 446-4800 www.kirkland.com June 23, 2020	Facsimile: (212) 446-4900

Marriott Ownership Resorts, Inc.

6649 Westwood Blvd.

Orlando, Florida 32821

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Marriott Ownership Resorts, Inc., a Delaware corporation (the “Issuer”), each of the Delaware entities listed on Exhibit A hereto (the “Delaware Guarantors”) and each of the Florida, Hawaii and South Carolina entities listed on Exhibit B hereto (the “Other Guarantors” and, together with the Delaware Guarantors, the “Guarantors” and each a “Guarantor”). The Guarantors and the Issuer are collectively referred to herein as the “Registrants.” This opinion letter is being delivered in connection with the proposed registration by the Registrants of up to $350,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (the “Exchange Notes”), to be guaranteed by the Guarantors, pursuant to a Registration Statement on Form S-4 filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to an indenture, dated as of October 1, 2019, by and among the Issuer, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by the Supplemental Indenture, dated December 31, 2019, by and among the Issuer, MVW Vacations, LLC and the Trustee and the Second Supplemental Indenture, dated February 26, 2020, by and among the Issuer, MVW Services Corporation, and the Trustee (together, the “Indenture”). The Indenture includes the guarantees by the Guarantors of the Exchange Notes (collectively, the “Guarantees”). The Exchange Notes are to be issued in exchange for the Issuer’s 4,750% Senior Notes due 2028 originally issued on October 1, 2019 in the aggregate principal amount of $350,000,000 (the “Original Notes”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) certificates of incorporation, certificates of formation, bylaws, limited liability agreements, partnership agreements and other organizational documents, as applicable, of the Issuer and the Delaware Guarantors, (ii) resolutions or written consents of the board of directors, board of managers, manager, managing member, sole member or general

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Marriott Ownership Resorts, Inc.

June 23, 2020

partner, as applicable, of the Issuer and the Delaware Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, as applicable, (iii) the Indenture (including the Guarantees contained therein), (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as of October 1, 2019, by and among the Issuer, the Guarantors party thereto, and J.P. Morgan Securities LLC, as representative of the initial purchasers of the Original Notes, and (vi) forms of the Exchange Notes and the Guarantees.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Delaware Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Original Notes in exchange for the Original Notes and the guarantees related thereto pursuant to the exchange offer described in the Registration Statement (assuming the due authorization and execution of the Guarantees by the Other Guarantors and the due delivery of the Guarantees by the Other Guarantors to holders of the Original Notes in exchange for the Original Notes and the guarantees related thereto), the Exchange Notes will be validly issued under the Indenture and will be binding obligations of the Issuer and the Guarantees will be validly issued under the Indenture and will be binding obligations of the Guarantors.

Marriott Ownership Resorts, Inc.

June 23, 2020

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

Marriott Ownership Resorts, Inc.

June 23, 2020

EXHIBIT A

Delaware Guarantors

Aqua Hospitality LLC, a Delaware limited liability company

Aqua Hotels and Resorts Operator LLC, a Delaware limited liability company

Aqua Hotels and Resorts, Inc., a Delaware corporation

Aqua-Aston Holdings, Inc., a Delaware corporation

CDP GP, Inc., a Delaware corporation

CDP Investors, L.P., a Delaware limited partnership

Cerromar Development Partners GP, Inc., a Delaware corporation

Cerromar Development Partners, L.P., S.E., a Delaware limited partnership

FOH Holdings, LLC, a Delaware limited liability company

FOH Hospitality, LLC, a Delaware limited liability company

Grand Aspen Holdings, LLC, a Delaware limited liability company

Grand Aspen Lodging, LLC, a Delaware limited liability company

HPC Developer, LLC, a Delaware limited liability company

HT-Highlands, Inc., a Delaware corporation

HTS-BC, L.L.C., a Delaware limited liability company

HTS-Beach House Partner, L.L.C., a Delaware limited liability company

HTS-Beach House, Inc., a Delaware corporation

HTS-Coconut Point, Inc., a Delaware corporation

HTS-Ground Lake Tahoe, Inc., a Delaware corporation

HTS-Key West, Inc., a Delaware corporation

HTS-KW, Inc., a Delaware corporation

HTS-Lake Tahoe, Inc., a Delaware corporation

HTS-Loan Servicing, Inc., a Delaware corporation

HTS-Main Street Station, Inc., a Delaware corporation

HTS-Maui, L.L.C., a Delaware limited liability company

HTS-San Antonio, Inc., a Delaware corporation

HTS-San Antonio, L.L.C., a Delaware limited liability company

HTS-San Antonio, L.P., a Delaware limited partnership

HTS-Sedona, Inc., a Delaware corporation

HTS-Sunset Harbor Partner, L.L.C., a Delaware limited liability company

HTS-Windward Pointe Partner, L.L.C., a Delaware limited liability company

HV Global Group, Inc., a Delaware corporation

HV Global Management Corporation, a Delaware corporation

ILG, LLC, a Delaware limited liability company

IIC Holdings, Incorporated, a Delaware corporation

ILG Shared Ownership, Inc., a Delaware corporation

Interval Holdings, Inc., a Delaware corporation

Kauai Blue, Inc., a Delaware corporation

Kauai Lagoons Holdings LLC, a Delaware limited liability company

Management Acquisition Holdings, LLC, a Delaware limited liability company

Marriott Kauai Ownership Resorts, Inc., a Delaware corporation

Marriott Ownership Resorts Procurement, LLC, a Delaware limited liability company

Marriott Resorts Sales Company, Inc., a Delaware corporation

Marriott Ownership Resorts, Inc.

June 23, 2020

Marriott Vacations Worldwide Corporation, a Delaware corporation

MH Kapalua Venture, LLC, a Delaware limited liability company

MORI Golf (Kauai), LLC, a Delaware limited liability company

MORI Member (Kauai), LLC, a Delaware limited liability company

MORI Residences, Inc., a Delaware corporation

MORI Waikoloa Holding Company, LLC, a Delaware limited liability company

MTSC, Inc., a Delaware corporation

MVW Services Corporation, a Delaware corporation

MVW Vacations, LLC, a Delaware limited liability company

MVW of Hawaii, Inc., a Delaware corporation

MVW SSC, Inc., a Delaware corporation

MVW US Holdings, LLC, a Delaware limited liability company

MVW US Services, LLC, a Delaware limited liability company

Pelican Landing Timeshare Ventures Limited Partnership, a Delaware limited partnership

R.C. Chronicle Building, L.P., a Delaware limited partnership

RBF, LLC, a Delaware limited liability company

RCC (GP) Holdings LLC, a Delaware limited liability company

RCC (LP) Holdings L.P., a Delaware limited partnership

RCDC 942, L.L.C., a Delaware limited liability company

RCDC Chronicle LLC, a Delaware limited liability company

Resort Sales Services, Inc., a Delaware corporation

The Cobalt Travel Company, LLC, a Delaware limited liability company

The Lion & Crown Travel Co., LLC, a Delaware limited liability company

The Ritz-Carlton Development Company, Inc., a Delaware corporation

The Ritz-Carlton Management Company, L.L.C., a Delaware limited liability company

The Ritz-Carlton Sales Company, Inc., a Delaware corporation

The Ritz-Carlton Title Company, Inc., a Delaware corporation

Vacation Ownership Lending GP, Inc., a Delaware corporation

Vacation Ownership Lending, L.P., a Delaware limited partnership

Vistana Signature Experiences, Inc., a Delaware corporation

Vistana Signature Network, Inc., a Delaware corporation

VOL GP, Inc., a Delaware corporation

VOL Investors, L.P., a Delaware limited partnership

Volt Merger Sub, LLC, a Delaware limited liability company

Windward Pointe II, L.L.C., a Delaware limited liability company

WVC Rancho Mirage, Inc., a Delaware corporation

Marriott Ownership Resorts, Inc.

June 23, 2020

EXHIBIT B

Other Guarantors

Florida Guarantors:

Aston Hotels & Resorts Florida, LLC, a Florida limited liability company

Beach House Development Partnership, a Florida limited partnership

Coconut Plantation Partner, Inc., a Florida corporation

Data Marketing Associates East, Inc., a Florida corporation

Flex Collection, LLC, a Florida limited liability company

HV Global Marketing Corporation, a Florida corporation

HVO Key West Holdings, LLC, a Florida limited liability company

ILG Management, LLC, a Florida limited liability company

Interval International, Inc., a Florida corporation

Interval Resort & Financial Services, Inc., a Florida corporation

Interval Software Services, LLC, a Florida limited liability company

Key Wester Limited, a Florida corporation

Lagunamar Cancun Mexico, Inc., a Florida corporation

Resort Management Finance Services, Inc., a Florida corporation

S.O.I. Acquisition Corp., a Florida corporation

Scottsdale Residence Club, Inc., a Florida corporation

Sheraton Flex Vacations, LLC, a Florida limited liability company

St. Regis New York Management, Inc., a Florida corporation

St. Regis Residence Club, New York Inc., a Florida corporation

Vacation Title Services, Inc., a Florida corporation

VCH Communications, Inc., a Florida corporation

VCH Consulting, Inc., a Florida corporation

VCH Systems, Inc., a Florida corporation

Vistana Acceptance Corp., a Florida corporation

Vistana Aventuras, Inc., a Florida corporation

Vistana Development, Inc., a Florida corporation

Vistana Management, Inc., a Florida corporation

Vistana Portfolio Services, Inc., a Florida corporation

Vistana PSL, Inc., a Florida corporation

Vistana Residential Management, Inc., a Florida corporation

Vistana Vacation Ownership, Inc., a Florida corporation

Vistana Vacation Realty, Inc., a Florida corporation

VSE Development, Inc., a Florida corporation

VSE East, Inc., a Florida corporation

VSE Mexico Portfolio Services, Inc., a Florida corporation

VSE Pacific, Inc., a Florida corporation

VSE Trademark, Inc., a Florida corporation

VSE Vistana Villages, Inc., a Florida corporation

VSE West, Inc., a Florida corporation

Westin Sheraton Vacation Services, Inc., a Florida corporation

Worldwide Vacation & Travel, Inc., a Florida corporation

Marriott Ownership Resorts, Inc.

June 23, 2020

Hawaii Guarantors:

Aqua Hotels & Resorts, LLC, a Hawaii limited liability company

Aqua Luana Operator LLC, a Hawaii limited liability company

Aqua-Aston Hospitality, LLC, a Hawaii limited liability company

Diamond Head Management LLC, a Hawaii limited liability company

Hawaii Vacation Title Services, Inc., a Hawaii corporation

Hotel Management Services LLC, a Hawaii limited liability company

Kai Management Services LLC, a Hawaii limited liability company

Maui Condo and Home, LLC, a Hawaii limited liability company

REP Holdings, Ltd., a Hawaii corporation

RQI Holdings, LLC, a Hawaii limited liability company

Vistana Hawaii Management, Inc., a Hawaii corporation

Vistana Vacation Services Hawaii, Inc., a Hawaii corporation

South Carolina Guarantors:

Marriott Resorts Hospitality Corporation, a South Carolina corporation

Vistana MB Management, Inc., a South Carolina corporation

VSE Myrtle Beach, LLC, a South Carolina limited liability company